SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
______________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 25, 2014, Charter Communications, Inc. (the “Company”) entered into a binding definitive agreement (the “Agreement”) with Comcast Corporation (“Comcast”), which contemplates three transactions: (1) a contribution and spin-off transaction, (2) an asset exchange and (3) a purchase of assets (collectively, the “Transactions”) as described in more detail below. The Transactions are expected to be executed substantially contemporaneously with each other and will be consummated as promptly as practicable following the merger of a subsidiary of Comcast with Time Warner Cable, Inc. (“TWC”) as previously announced by Comcast and TWC. The completion of the Transactions will result in the combined Comcast-TWC entity divesting approximately 3.9 million customers and the Company acquiring 1.4 million existing TWC customers, increasing the Company’s current video customer base from 4.4 million to approximately 5.7 million, and making the Company the second largest cable operator in the United States. The Agreement has been approved by the Boards of Directors of both Comcast and the Company and TWC has consented to the Agreement.
Contribution and Spin-Off
The Agreement provides that Comcast will form a new entity (“SpinCo”), which will hold and operate systems currently owned by Comcast serving approximately 2.5 million existing Comcast customers (the “SpinCo Systems”), the relevant subscribers and any other assets, investments and businesses primarily related to the SpinCo Systems and will also assume liabilities primarily related to the SpinCo Systems and other assets transferred by Comcast to SpinCo (the “Contribution”).
The Company, Comcast and SpinCo will use reasonable best efforts to cause SpinCo to incur new indebtedness (“SpinCo Indebtedness”) in an amount equal to 5.0 times the 2014 EBITDA of the SpinCo Systems (as such term is defined by SpinCo’s financing sources for purposes of the financing) to fund a distribution to Comcast. Such distribution may be in the form of a cash distribution, with the remainder in new SpinCo notes which are expected to then be exchanged for outstanding Comcast notes in a debt-for-debt exchange.
Certain financial institutions are expected to conduct a tender offer for existing Comcast notes and to offer the new SpinCo Notes. The Company and Comcast will determine the cap on the expenses to be incurred in connection with the debt tender (the “Tender Expense Cap”). If the Tender Expense Cap is not sufficient to allow purchases in the debt tender, or the debt tender does not result in actual tenders, of notes that would be exchanged for SpinCo notes resulting in SpinCo leverage equal to 5.00 times the 2014 EBITDA of the SpinCo Systems, each of the Company and Comcast will have the right to fund additional tender premium at its own expense to increase SpinCo leverage. If the amount of Comcast notes ultimately tendered is less than the amount that, following exchange for new SpinCo Notes, would result in SpinCo leverage of at least 2.5 times 2014 EBITDA of the SpinCo Systems, the Transactions will be terminated. If as a result of the debt-for-debt exchange, the SpinCo leverage is more than 2.5 times but less than 5.0 times 2014 EBITDA of the SpinCo Systems, the Company will increase the Merger Consideration (as defined below) in accordance with the formula described below.
On the fifth day following the settlement of the debt tender, SpinCo notes to be issued to Comcast may be priced in the market on a best-efforts basis, in a principal amount (less original issue discount, if any) equal to the value of tendered Comcast notes, and Comcast may seek to have the banks exchange the SpinCo notes held by Comcast for the tendered Comcast notes.
Following the distribution and debt-for-debt exchange, Comcast will distribute all of the SpinCo shares to the holders of outstanding shares of Comcast common stock (including former TWC stockholders) (the “Spin-Off”). At Comcast’s election in lieu of the Spin-Off, the separation will be accomplished through an exchange offer by Comcast to exchange stock of SpinCo for outstanding shares of Comcast common stock (the “Split-Off”).
Following the distribution of all of the SpinCo shares to Comcast shareholders, CCH I, LLC (“New Charter”), a wholly owned subsidiary of the Company, will convert into a corporation. A newly formed, wholly owned subsidiary of New Charter will merge with and into the Company with the effect that all shares of the Company will be converted into shares of New Charter (the “Charter Reorganization”) and New Charter will survive as the publicly-traded parent company of Charter. Another newly formed, wholly owned subsidiary of New Charter (“Merger Sub”) will merge with and into SpinCo, with SpinCo surviving (the “Merger”). In the Merger, (i) New Charter will acquire an amount of SpinCo shares that will result in historic Comcast shareholders (not including former TWC stockholders) holding at least 50.75% of the SpinCo shares, which we estimate to be approximately 33% of the SpinCo shares, and (ii) in exchange for such SpinCo shares, the SpinCo shareholders will receive New Charter shares (the “Merger Consideration”) in the aggregate equal in value to such percentage ownership multiplied by the excess of (A) 7.125 times the Carveout 2014 EBITDA (as defined in the Agreement) of the SpinCo Systems over (B) the amount of SpinCo Indebtedness as of closing, plus certain other adjustments. The New Charter shares will be valued based on the 60-calendar day volume-weighted average price of the Company shares ending on the last trading day prior to closing. After the Spin-Off or Split-Off, Comcast will not have any ownership interest in SpinCo or New Charter. There will be a post-closing adjustment between Comcast and SpinCo to true up to actual Carveout 2014 EBITDA, and SpinCo will maintain a normalized level of working capital through the closing. New Charter will be subject to certain purchase restrictions with respect to SpinCo shares until the fourth anniversary of the closing, and Comcast will be subject to certain purchase restrictions with respect to SpinCo shares until the eighth anniversary of the closing.
At closing, SpinCo will have a board of 9 directors, separated into 3 classes, selected as follows: (i) 3 independent directors selected by Comcast and reasonably acceptable to the Company, each of whom shall be in a separate class, (ii) 3 independent directors selected by Comcast from a list of potential nominees provided by the Company, each of whom shall be in a separate class and (iii) 3 directors designated by the Company, who are currently expected to be officers of the Company, each of whom shall be in a separate class.
In addition, the Agreement contemplates that, immediately following the Merger, SpinCo and the Company will enter into a services agreement (the “Services Agreement”) pursuant to which the Company will provide certain services to SpinCo, including but not limited to network operations, engineering & IT, voice operations, field operations and customer service, in exchange for cost reimbursement. The Company will also receive a management services fee of 4.25% of SpinCo’s revenues. The Services Agreement will have an initial term of three years, automatically renewable for one-year terms unless either party gives notice of non-renewal at least one year prior to the end of the initial, or any renewal, term. The Services Agreement will also be terminable by either party for customary cause events.
Asset Exchange
At closing, the Company and Comcast will exchange certain systems serving approximately 1.6 million of customers of each company, together with the relevant customers and all the other assets and liabilities primarily related to such systems in a tax-efficient like-kind exchange (the “Exchange”). In exchange for its systems, Charter will receive systems currently owned by TWC. To the extent that the Carveout 2014 EBITDA of the exchanged systems of each company differs, a cash equalization payment will be made. In addition, there will be a post-closing adjustment between the Company and Comcast to true up to actual Carveout 2014 EBITDA (at a valuation of 7.125 times such Carveout 2014 EBITDA) and any variance of working capital of the exchanged systems from a normalized level of working capital.
Asset Purchase
At closing, the Company will acquire from Comcast systems currently owned by TWC and not included in the Exchange, serving approximately 1.4 million customers, together with the relevant customers and all the other assets and liabilities primarily related to such systems for cash consideration equal to 7.125 times Carveout 2014 EBITDA of such systems (the “Purchase”). The consideration for the Purchase will be financed with new indebtedness of Charter. If, within 30 days following the receipt of carveout financial statements for the systems included in the Purchase, Charter believes it will be unable to obtain financing for the Purchase, it may terminate the Transactions. If within such period, Charter has not delivered financing commitments with respect to such financing, either party may terminate the Transactions. Charter will pay to Comcast the tax benefit of the step up it receives in the tax basis of the assets acquired in the Purchase. Such tax benefit will be paid as realized by Charter over an eight year period, and an additional payment will be made at the end of such eight year period in the amount of any remaining tax benefit (on a present value basis).
Consummation of the Transactions is subject to customary closing conditions, including, among others, (1) completion of the Comcast-TWC transaction, (2) receipt of certain regulatory approvals for the Transactions, in most cases without the imposition of a burdensome condition, as defined in the Agreement, (3) approval by the Company’s shareholders, and (4) with respect to the Company’s obligations, absence of a material adverse change with respect to the assets and liabilities transferred to SpinCo, the assets transferred by Comcast in the Exchange and the assets transferred by Comcast in the Purchase, taken as a whole, and with respect to Comcast’s obligations, absence of a material adverse change with respect to the assets and liabilities transferred by the Company in the Exchange and absence of a material adverse effect with respect to the Company, and also with respect to the Company’s obligations, absence of the assertion by the Company’s financing sources for the Purchase of a material adverse effect with respect to the Company.
The agreements for each of the Transactions shall be terminable: (1) upon termination of the Comcast-TWC transaction, (2) by either party on material breach of the other party, subject to cure provisions, (3) upon any final and non-appealable injunction or legal impediment, (4) within the time limits described above, in the event the Company is unable to obtain financing for the Purchase, (5) in the event the Company shareholder approval is not obtained, (6) solely by Comcast, in the event the Company’s board of directors makes an adverse change to its recommendation, and (7) if the Transactions have not been consummated within certain time frames from the completion of the Comcast-TWC transaction.
Although the Agreement contains all the material terms necessary to the completion of the Transactions and is binding on the parties, the parties have agreed to use their reasonable best efforts to negotiate and enter into more detailed agreements with respect to Transactions as promptly as reasonably practicable and in any event within 120 days after the date of this Agreement.
The foregoing descriptions of the Agreement and the Transactions do not purport to be complete and are qualified in their entirety by reference to the Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On April 28, 2014, the Company and Comcast issued a joint press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the text of such press release.
On April 28, 2014, the Company and Comcast will make a joint investor presentation regarding the Transactions. A copy of the investor presentation is attached hereto as Exhibit 99.2. The foregoing description is qualified in its entirety by reference to the text of such investor presentation.
On April 28, 2014, the Company circulated an internal communication to its employees regarding the Transactions. A copy of the internal communications is attached hereto as Exhibit 99.3. The foregoing description is qualified in its entirety by reference to the text of such communication.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

2.1	Comcast/Charter Transactions Agreement, dated as of April 25, 2014, by and between Charter Communications, Inc, and Comcast Corporation *
99.1	Press release dated April 28, 2014 *
99.2	Investor presentation dated April 28, 2014 *
99.3	Charter Communications, Inc. internal communication dated April 28, 2014 *

* filed herewith

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Charter Communications, Inc. (“Charter”) expects to file a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the transactions referred to in this material. This material is not a substitute for the proxy statement/prospectus that will be included in that registration statement or for any other document which Charter may file with the SEC and send to Charter’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHARTER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Charter and certain of its respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Charter’s directors and executive officers in Charter’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on March 27, 2014. These documents can be obtained free of charge from the source indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “potential”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the ultimate outcome of the proposed transactions between Charter and Comcast including the possibility that such transactions may not occur if closing conditions are not satisfied;

•
if any such transaction were to occur, the ultimate outcome and results of integrating operations, the ultimate outcome of Charter’s pricing and packaging and operating strategy applied to the acquired assets and the ultimate ability to realize synergies at the levels currently expected;

•	disruption in our business relationships as a result of the proposed transactions;

•
the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expenses, business disruption, and diversion of management time and attention;

•	the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction;

•	the increase in indebtedness as a result of the proposed transactions, which will increase interest expenses and may decrease our operating flexibility;

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies, including in connection with our plan to make our systems all-digital in 2014;

•	the effects of governmental regulation on our business or potential business combination transaction;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: April 28, 2014		Chief Accounting Officer

Exhibit Index

Exhibit	Description

2.1	Comcast/Charter Transactions Agreement, dated as of April 25, 2014, by and between Charter Communications, Inc, and Comcast Corporation *
99.1	Press release dated April 28, 2014 *
99.2	Investor presentation dated April 28, 2014 *
99.3	Charter Communications, Inc. internal communication dated April 28, 2014 *
* filed herewith